Exhibit 99.1

TRI POINTE HOMES, INC. REPORTS 2022 SECOND QUARTER RESULTS

-Diluted Earnings Per Share of $1.33-
-Homebuilding Gross Margin Percentage of 27.2%-
-Monthly Absorption Rate of 3.7-
-Backlog Dollar Value up 18% Year-Over-Year-

INCLINE VILLAGE, Nev., July 21, 2022 / Tri Pointe Homes, Inc. (the “Company”) (NYSE:TPH) today announced results for the second quarter ended June 30, 2022.
“Tri Pointe Homes delivered another quarter of strong top- and bottom-line results for the second quarter of 2022,” said Doug Bauer, Tri Pointe Homes Chief Executive Officer. “Home sales revenue eclipsed the $1 billion mark for the quarter thanks to our operating teams who once again did an outstanding job managing backlog, overcoming labor and supply chain issues and delivering homes in a timely manner. Home sales gross margin percentage was 27.2% for the quarter, a record for our company, while SG&A as a percentage of home sales revenue was 9.5%. This strong margin performance was the primary driver behind the 33% year-over-year increase in our fully diluted earnings per share to $1.33.”
Mr. Bauer continued, “We generated 1,356 net new home orders during the quarter on a sales pace of 3.7 homes per community per month. While this pace is consistent with our company’s pre-pandemic order performance for a second quarter, we experienced softening in order activity as the quarter progressed, as the combination of higher mortgage interest rates and lower consumer confidence began to impact demand. We believe there will likely be a period of adjustment as buyers adapt to this new reality, however, we believe the favorable fundamentals of demographic trends and undersupply of housing in our markets remain in place and we are confident in the long-term health of our industry.”
Mr. Bauer concluded, “Our balance sheet remained in excellent condition, as we ended the quarter with total liquidity of $938 million, including cash and cash equivalents of $270 million and $668 million available under our unsecured revolving credit facility. The company’s debt-to-capital ratio was 35.0% and our net debt-to-net capital ratio was 30.1%*. We believe this combination of low leverage and ample liquidity will allow us to make smart, rational decisions from a position of financial strength going forward and that Tri Pointe is well prepared for what comes next.”
Results and Operational Data for Second Quarter 2022 and Comparisons to Second Quarter 2021
•Net income available to common stockholders was $136.4 million, or $1.33 per diluted share, compared to $117.9 million, or $1.00 per diluted share
•Home sales revenue of $1.0 billion for both periods
◦New home deliveries of 1,485 homes compared to 1,545 homes, a decrease of 4%
◦Average sales price of homes delivered of $677,000 compared to $653,000, an increase of 4%
•Homebuilding gross margin percentage of 27.2% compared to 24.6%, an increase of 260 basis points
◦Excluding interest and impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 29.8%*
•SG&A expense as a percentage of homes sales revenue of 9.5% compared to 9.6%, a decrease of 10 basis points
•Net new home orders of 1,356 compared to 1,622, a decrease of 16%
•Active selling communities averaged 121.8 compared to 114.5, an increase of 6%

◦Net new home orders per average selling community were 11.1 orders (3.7 monthly) compared to 14.2 orders (4.7 monthly)
◦Cancellation rate of 16% compared to 7%
•Backlog units at quarter end of 3,826 homes compared to 3,902, a decrease of 2%
◦Dollar value of backlog at quarter end of $3.0 billion compared to $2.5 billion, an increase of 18%
◦Average sales price of homes in backlog at quarter end of $779,000 compared to $647,000, an increase of 20%
•Ratios of debt-to-capital and net debt-to-net capital of 35.0% and 30.1%*, respectively, as of June 30, 2022
•Repurchased 3,152,234 shares of common stock at a weighted average price per share of $19.92 for an aggregate dollar amount of $62.8 million in the three months ended June 30, 2022
•Increased the maximum amount of our revolving credit facility from $650 million to $750 million and extended the maturity date of our revolving credit facility and term loan facility to June 2027
•Ended the second quarter of 2022 with total liquidity of $937.7 million, including cash and cash equivalents of $270.1 million and $667.5 million of availability under our revolving credit facility

*	See “Reconciliation of Non-GAAP Financial Measures”
“Tri Pointe ended the second quarter with a record sold backlog of nearly $3 billion, putting us in an excellent position to continue delivering strong top- and bottom-line results for the remainder of the year,” said Tri Pointe Homes President and Chief Operating Officer Tom Mitchell. “We believe that our approach of acquiring land in prime locations close to employment and transportation centers and other lifestyle amenities that homebuyers value, combined with our innovative, premium homes, gives us a distinct selling advantage in a challenging market. We also have strong leadership teams at both the local and national levels who have successfully navigated prior housing cycles and are skilled at operating through such times. Given these positives, we remain as confident as ever in the long-term outlook for Tri Pointe Homes.”
Outlook
For the third quarter, the Company anticipates delivering between 1,300 and 1,500 homes at an average sales price between $700,000 and $715,000. The Company expects homebuilding gross margin percentage to be in the range of 26.0% to 27.0% for the third quarter and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 10.0% to 11.0%. Finally, the Company expects its effective tax rate for the third quarter to be in the range of 25.0% to 26.0%.
Due to quickly changing market conditions and significant uncertainty related to the broader economy, the Company is providing guidance for the third quarter and is not providing updated guidance for the full year at this time.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Thursday, July 21, 2022.  The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer, and Glenn Keeler, Chief Financial Officer. Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at www.TriPointeHomes.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at (877) 407-3982, or (201) 493-6780 for international participants. Participants should ask for the Tri Pointe Homes Second Quarter 2022 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start of the call. A replay of the call will be available for two weeks following the call toll free at (844) 512-2921, or (412) 317-6671 for international participants, using the reference number 13730783. An archive of the webcast will also be available on the Company’s website for a limited time.

About Tri Pointe Homes, Inc.
One of the largest homebuilders in the U.S., Tri Pointe Homes, Inc. (NYSE: TPH) is a publicly traded company and a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities in 10 states, with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms and proven leadership of a national organization with the regional insights, longstanding community connections and agility of empowered local teams. Tri Pointe has won multiple Builder of the Year awards, most recently in 2019, and made Fortune magazine’s 2017 100 Fastest-Growing Companies list. Named one of the Best Places to Work by the Orange County Business Journal for four consecutive years, Tri Pointe Homes was also named a Great Place to Work-CertifiedTM company in both 2021 and 2022. For more information, please visit TriPointeHomes.com.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of the ongoing COVID-19 pandemic, which are highly uncertain and subject to rapid change, cannot be predicted and will depend upon future developments, including the emergence and spread of new strains or variants of COVID-19, the severity and the duration of the outbreak, the duration of existing and future social distancing and shelter-in-place orders, further mitigation strategies taken by applicable government authorities, the availability and acceptance of effective vaccines, adequate testing and treatments and the prevalence of widespread immunity to COVID-19; the impacts on our supply chain, the health of our employees, service providers and trade partners, and the reactions of U.S. and global markets and their effects on consumer confidence and spending; the effects of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations, particularly within California; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; the prices and availability of supply chain inputs, including raw materials and labor; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the occurrence of drought conditions in California; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or outbreaks of contagious diseases, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor Relations Contact:
Drew Mackintosh, Mackintosh Investor Relations
InvestorRelations@TriPointeHomes.com, 949-478-8696
Media Contact:
Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	Change	% Change	2022	2021	Change	% Change
Operating Data:	(unaudited)
Home sales revenue	$1,004,644	$1,009,307	$(4,663)	0%	$1,729,895	$1,725,982	$3,913	0%
Homebuilding gross margin	$273,292	$248,092	$25,200	10%	$467,883	$419,411	$48,472	12%
Homebuilding gross margin %	27.2%	24.6%	2.6%		27.0%	24.3%	2.7%
Adjusted homebuilding gross margin %*	29.8%	27.7%	2.1%		29.6%	27.3%	2.3%
SG&A expense	$95,352	$96,752	$(1,400)	(1)%	$176,047	$178,561	$(2,514)	(1)%
SG&A expense as a % of home sales revenue	9.5%	9.6%	(0.1)%		10.2%	10.3%	(0.1)%
Net income available to common stockholders	$136,383	$117,869	$18,514	16%	$223,861	$188,671	$35,190	19%
Adjusted EBITDA*	$220,905	$201,986	$18,919	9%	$366,996	$328,066	$38,930	12%
Interest incurred	$28,789	$22,558	$6,231	28%	$57,342	$43,737	$13,605	31%
Interest in cost of home sales	$24,963	$30,851	$(5,888)	(19)%	$42,028	$51,529	$(9,501)	(18)%

Other Data:
Net new home orders	1,356	1,622	(266)	(16)%	3,252	3,609	(357)	(10)%
New homes delivered	1,485	1,545	(60)	(4)%	2,584	2,671	(87)	(3)%
Average sales price of homes delivered	$677	$653	$24	4%	$669	$646	$23	4%
Cancellation rate	16%	7%	9%		11%	7%	4%
Average selling communities	121.8	114.5	7.3	6%	116.7	113.4	3.3	3%
Selling communities at end of period	123	109	14	13%
Backlog (estimated dollar value)	$2,981,255	$2,524,442	$456,813	18%
Backlog (homes)	3,826	3,902	(76)	(2)%
Average sales price in backlog	$779	$647	$132	20%

	June 30,	December 31,
	2022	2021	Change	% Change
Balance Sheet Data:	(unaudited)
Cash and cash equivalents	$270,124	$681,528	$(411,404)	(60)%
Real estate inventories	$3,490,321	$3,054,743	$435,578	14%
Lots owned or controlled	39,082	41,675	(2,593)	(6)%
Homes under construction (1)	4,707	3,632	1,075	30%
Homes completed, unsold	42	27	15	56%
Debt	$1,338,895	$1,337,723	$1,172	0%
Stockholders’ equity	$2,487,566	$2,447,621	$39,945	2%
Book capitalization	$3,826,461	$3,785,344	$41,117	1%
Ratio of debt-to-capital	35.0%	35.3%	(0.3)%
Ratio of net debt-to-net capital*	30.1%	21.1%	9.0%
__________
(1)     Homes under construction included 88 and 85 models at June 30, 2022 and December 31, 2021, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2022	2021
Assets	(unaudited)
Cash and cash equivalents	$270,124	$681,528
Receivables	145,430	116,996
Real estate inventories	3,490,321	3,054,743
Investments in unconsolidated entities	131,399	118,095
Goodwill and other intangible assets, net	156,603	156,603
Deferred tax assets, net	57,095	57,096
Other assets	163,686	151,162
Total assets	$4,414,658	$4,336,223

Liabilities
Accounts payable	$112,942	$84,854
Accrued expenses and other liabilities	474,202	466,013
Loans payable	250,000	250,504
Senior notes	1,088,895	1,087,219
Total liabilities	1,926,039	1,888,590

Commitments and contingencies

Equity
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 101,860,993 and 109,644,474 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	1,019	1,096
Additional paid-in capital	—	91,077
Retained earnings	2,486,547	2,355,448
Total stockholders’ equity	2,487,566	2,447,621
Noncontrolling interests	1,053	12
Total equity	2,488,619	2,447,633
Total liabilities and equity	$4,414,658	$4,336,223

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Homebuilding:
Home sales revenue	$1,004,644	$1,009,307	$1,729,895	$1,725,982
Land and lot sales revenue	114	5,416	1,711	6,939
Other operations revenue	703	660	1,347	1,323
Total revenues	1,005,461	1,015,383	1,732,953	1,734,244
Cost of home sales	731,352	761,215	1,262,012	1,306,571
Cost of land and lot sales	344	4,874	819	5,027
Other operations expense	704	686	1,350	1,310
Sales and marketing	38,523	45,489	70,762	85,949
General and administrative	56,829	51,263	105,285	92,612
Homebuilding income from operations	177,709	151,856	292,725	242,775
Equity in income (loss) of unconsolidated entities	143	(16)	88	(29)
Other income, net	116	149	389	257
Homebuilding income before income taxes	177,968	151,989	293,202	243,003
Financial Services:
Revenues	12,228	2,681	20,980	4,786
Expenses	6,322	1,485	11,630	2,892
Equity in income of unconsolidated entities	—	3,949	46	6,640
Financial services income before income taxes	5,906	5,145	9,396	8,534
Income before income taxes	183,874	157,134	302,598	251,537
Provision for income taxes	(45,936)	(39,265)	(76,161)	(62,866)
Net income	137,938	117,869	226,437	188,671
Net income attributable to noncontrolling interests	(1,555)	—	(2,576)	—
Net income available to common stockholders	$136,383	$117,869	$223,861	$188,671
Earnings per share
Basic	$1.33	$1.01	$2.14	$1.60
Diluted	$1.33	$1.00	$2.12	$1.59
Weighted average shares outstanding
Basic	102,164,377	116,824,108	104,731,388	118,082,691
Diluted	102,787,919	117,770,084	105,478,446	118,921,340

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
Arizona	127	$732	223	$652	197	$733	383	$658
California	579	698	698	705	1,093	690	1,155	692
Nevada	157	724	127	589	241	711	201	602
Washington	54	1,092	69	968	126	1,023	147	985
West total	917	731	1,117	697	1,657	723	1,886	698
Colorado	76	682	59	568	119	662	99	582
Texas	318	511	233	498	538	507	447	477
Central total	394	544	292	512	657	535	546	496
Carolinas(1)	44	462	21	407	72	458	39	381
Washington D.C. Area(2)	130	770	115	628	198	744	200	618
East total	174	692	136	594	270	668	239	579
Total	1,485	$677	1,545	$653	2,584	$669	2,671	$646

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Arizona	195	14.2	233	15.2	410	13.6	494	15.1
California	601	49.2	630	39.0	1,302	44.7	1,320	38.6
Nevada	116	7.3	180	11.3	261	8.0	435	11.6
Washington	21	1.8	90	6.2	69	2.4	161	5.6
West total	933	72.5	1,133	71.7	2,042	68.7	2,410	70.9
Colorado	34	8.0	58	5.8	165	8.0	163	5.3
Texas	153	22.0	278	22.0	568	22.1	707	23.0
Central total	187	30.0	336	27.8	733	30.1	870	28.3
Carolinas(1)	170	11.5	40	3.8	296	10.0	88	3.1
Washington D.C. Area(2)	66	7.8	113	11.2	181	7.9	241	11.1
East total	236	19.3	153	15.0	477	17.9	329	14.2
Total	1,356	121.8	1,622	114.5	3,252	116.7	3,609	113.4
(1)     Carolinas comprises North Carolina and South Carolina.
(2)     Washington D.C. Area comprises Maryland, Virginia and the District of Columbia.

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY, continued
(dollars in thousands)
(unaudited)

	As of June 30, 2022			As of June 30, 2021
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Arizona	733	$586,871	$801	590	$424,048	$719
California	1,245	1,128,517	906	1,423	921,602	648
Nevada	346	279,679	808	370	245,895	665
Washington	72	60,188	836	153	165,314	1,080
West total	2,396	2,055,255	858	2,536	1,756,859	693
Colorado	230	178,845	778	190	126,913	668
Texas	666	408,415	613	758	372,381	491
Central total	896	587,260	655	948	499,294	527
Carolinas(1)	345	162,317	470	64	26,171	409
Washington D.C. Area(2)	189	176,423	933	354	242,118	684
East total	534	338,740	634	418	268,289	642
Total	3,826	$2,981,255	$779	3,902	$2,524,442	$647

	June 30,	December 31,
	2022	2021
Lots Owned or Controlled:
Arizona	3,522	4,607
California	13,588	15,091
Nevada	2,064	2,161
Washington	937	1,010
West total	20,111	22,869
Colorado	2,045	1,683
Texas	11,321	12,297
Central total	13,366	13,980
Carolinas(1)	4,075	3,458
Washington D.C. Area(2)	1,530	1,368
East total	5,605	4,826
Total	39,082	41,675

	June 30,	December 31,
	2022	2021
Lots by Ownership Type:
Lots owned	21,579	22,136
Lots controlled (3)	17,503	19,539
Total	39,082	41,675

(1)     Carolinas comprises North Carolina and South Carolina.
(2)     Washington D.C. Area comprises Maryland, Virginia and the District of Columbia.
(3)     As of June 30, 2022 and December 31, 2021, lots controlled included lots that were under land option contracts or purchase contracts. As of June 30, 2022 and December 31, 2021, lots controlled for Central include 3,447 and 2,950 lots, respectively, and lots controlled for East include 157 and 179 lots, respectively, which represent our expected share of lots owned by our investments in unconsolidated land development joint ventures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following tables reconcile homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended June 30,
	2022	%	2021	%
	(dollars in thousands)
Home sales revenue	$1,004,644	100.0%	$1,009,307	100.0%
Cost of home sales	731,352	72.8%	761,215	75.4%
Homebuilding gross margin	273,292	27.2%	248,092	24.6%
Add: interest in cost of home sales	24,963	2.5%	30,851	3.1%
Add: impairments and lot option abandonments	972	0.1%	232	0.0%
Adjusted homebuilding gross margin	$299,227	29.8%	$279,175	27.7%
Homebuilding gross margin percentage	27.2%		24.6%
Adjusted homebuilding gross margin percentage	29.8%		27.7%

	Six Months Ended June 30,
	2022	%	2021	%
Home sales revenue	$1,729,895	100.0%	$1,725,982	100.0%
Cost of home sales	1,262,012	73.0%	1,306,571	75.7%
Homebuilding gross margin	467,883	27.0%	419,411	24.3%
Add: interest in cost of home sales	42,028	2.4%	51,529	3.0%
Add: impairments and lot option abandonments	1,461	0.1%	445	0.0%
Adjusted homebuilding gross margin	$511,372	29.6%	$471,385	27.3%
Homebuilding gross margin percentage	27.0%		24.3%
Adjusted homebuilding gross margin percentage	29.6%		27.3%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of debt-to-capital to the non-GAAP ratio of net debt-to-net capital. We believe that the ratio of net debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	June 30, 2022	December 31, 2021
Loans payable	$250,000	$250,504
Senior notes	1,088,895	1,087,219
Total debt	1,338,895	1,337,723
Stockholders’ equity	2,487,566	2,447,621
Total capital	$3,826,461	$3,785,344
Ratio of debt-to-capital(1)	35.0%	35.3%

Total debt	$1,338,895	$1,337,723
Less: Cash and cash equivalents	(270,124)	(681,528)
Net debt	1,068,771	656,195
Stockholders’ equity	2,487,566	2,447,621
Net capital	$3,556,337	$3,103,816
Ratio of net debt-to-net capital(2)	30.1%	21.1%
__________
(1)    The ratio of debt-to-capital is computed as the quotient obtained by dividing total debt by the sum of total debt plus stockholders’ equity.
(2)    The ratio of net debt-to-net capital is computed as the quotient obtained by dividing net debt (which is total debt less cash and cash equivalents) by the sum of net debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income available to common stockholders, as reported and prepared in accordance with GAAP. EBITDA means net income available to common stockholders before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation and (f) impairments and lot option abandonments. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)
Net income available to common stockholders	$136,383	$117,869	$223,861	$188,671
Interest expense:
Interest incurred	28,789	22,558	57,342	43,737
Interest capitalized	(28,789)	(22,558)	(57,342)	(43,737)
Amortization of interest in cost of sales	24,963	31,124	42,028	51,802
Provision for income taxes	45,936	39,265	76,161	62,866
Depreciation and amortization	6,741	8,990	12,026	16,120
EBITDA	214,023	197,248	354,076	319,459
Amortization of stock-based compensation	5,751	4,506	11,023	8,162
Impairments and lot option abandonments	1,131	232	1,897	445
Adjusted EBITDA	$220,905	$201,986	$366,996	$328,066